Exhibit 4.4 FIRST AMENDMENT TO WARRANT AGREEMENT THIS FIRST AMENDMENT TO WARRANT AGREEMENT (this “Amendment”), is made and entered into as of March 9, 2022, by and between Bakkt Holdings, Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings, “Bakkt”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Warrant Agreement (as defined below). WHEREAS, VPC Impact Acquisition Holdings, a Cayman Islands exempted company (“VIH”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), previously entered into that certain Warrant Agreement, dated as of September 22, 2020 (the “Existing Warrant Agreement”), pursuant to which VIH issued the Public Warrants and the Private Placement Warrants, each representing the right to purchase one Ordinary Share of VIH; WHEREAS, on October 15, 2021, VIH completed the business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021, with Pylon Merger Company LLC, a Delaware limited liability company and wholly owned subsidiary of the VIH (“Merger Sub”), and Bakkt Opco Holdings, LLC, a Delaware limited liability company (f/k/a/ Bakkt Holdings, LLC (“Opco”)), pursuant to which Merger Sub merged with and into Opco, with Opco surviving as the surviving limited liability company and as a wholly owned subsidiary of Bakkt (the “Merger”); WHEREAS, in connection with the consummation of the Merger, VIH changed its name to “Bakkt Holdings, Inc.”; WHEREAS, pursuant to Section 9.8 of the Existing Warrant Agreement, the parties may amend the Existing Warrant Agreement without the consent of any Registered Holder for the purpose of, among other things, adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders; WHEREAS, the parties desire to amend certain provisions of the Existing Warrant Agreement that do not adversely affect the interests of the Registered Holders; WHEREAS, the also Company wishes to appoint AST to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement; and WHEREAS, in connection with and effective upon such appointment, Continental wishes to assign all of its rights, interests and obligations as Warrant Agent and Transfer Agent under the Warrant Agreement, as hereby amended, to AST, AST wishes to assume all of such rights, interests and obligations and Bakkt wishes to approve such assignment and assumption. NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Amendment of Existing Warrant Agreement. The parties hereby amend, effective as of the date of this Amendment, the Existing Warrant Agreement as provided in this Section 1:

- 2 - 1.1 Change to the Company. References to the “Company” in the Existing Warrant Agreement shall hereafter refer to “Bakkt Holdings, Inc.” 1.2 Changes to Common Stock. References to “Ordinary Shares” in the Existing Warrant Agreement shall hereafter refer to the shares of Class A common stock, par value $0.0001 per share, of Bakkt. 1.3 Change of Address of Company. Section 9.2 of the Existing Warrant Agreement is hereby amended to direct that any notice, statement or demand authorized by the Existing Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company pursuant to Section 9.2 shall be delivered to: Bakkt Holdings, Inc. 5900 Windward Parkway, Suite 450 Alpharetta, GA 30005 Attn: General Counsel With a copy to (which shall not constitute notice): Wilson Sonsini Goodrich & Rosati 900 S. Capital of Texas Hwy Las Cimas IV, Ste 500 Austin, TX 78746 Attention: J. Matthew Lyons 2. Appointment of Successor Warrant Agent and Transfer Agent. The Company hereby appoints AST to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement and Continental hereby assigns, and AST hereby agrees to accept and assume, effective as of the Closing, all of Continental’s rights, interests and obligations in, and under the Warrant Agreement and Warrants, as Warrant Agent and Transfer Agent. Unless the context otherwise requires, any references in the Warrant Agreement and the Warrants to the “Warrant Agent” or “Transfer Agent” shall mean AST. Any notice, statement or demand authorized by the Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent pursuant to Section 9.2 shall be delivered to: American Stock Transfer & Trust Company, LLC 48 Wall Street, 22nd Floor New York, NY 10005 Email: Reorgwarrants@astfinancial.com 3. Miscellaneous Provisions. Other than with respect to the amendments to notice information set forth in Sections 1 and 2 of this Amendment, the provisions set forth in

- 3 - Article 9 of the Existing Warrant Agreement shall apply mutatis mutandis to this Amendment. [Signature page follows]

- 4 - IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. BAKKT HOLDINGS, INC. /s/ Andrew LaBenne Name: Andrew LaBenne Title: Chief Financial Officer AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC /s/ Margot Jordan____________________ Name: Margot Jordan Title: Chief Customer Officer CONTINENTAL STOCK TRANSFER & TRUST COMPANY /s/ Henry Farrell_____________________ Name: Henry Farrell Title: Vice President